UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 28, 2013

LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, on January 27, 2013, LodgeNet Interactive Corporation (the “Company”) and all of its direct and indirect domestic subsidiaries (collectively with the Company, the “Debtors”) filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), in the proceeding titled In re: LodgeNet Interactive Corp., et al., Case No. 13-10238 (the “Bankruptcy Case”).  The Bankruptcy Case was filed in order to implement the Company’s pre-packaged plan of reorganization (as supplemented by the Plan Supplement, the “Plan”), which was based on a recapitalization of the Company in which a syndicate of investors led by an affiliate of Colony Capital, LLC agreed to invest approximately $60 million as of the Effective Date (defined below), pursuant to the terms of that certain Investment Agreement, dated December 30, 2012 (the “Investment Agreement”).  On March 7, 2013, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.

On March 28, 2013 (the “Effective Date”), the Debtors consummated their reorganization under the Bankruptcy Code and the Plan became effective.  Pursuant to the Plan, on the Effective Date, the legal, equitable and contractual rights of each holder of shares of the Company’s common stock and preferred stock outstanding prior to the Effective Date were extinguished, canceled and discharged.  Also on the Effective Date, in connection with the closing of the transactions contemplated by the Investment Agreement, the Company issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, new shares of common stock to certain purchasers under the Investment Agreement and warrants to purchase common stock to certain investors. On the Effective Date, the Company filed a Form 15 with the Securities and Exchange Commission to effect the deregistration of its common stock.

The foregoing description of the Plan is qualified in its entirety by reference to the copies of the Confirmation Order and the Plan as confirmed, which were attached as Exhibits 2.1 and 2.2, respectively, to the Company’s Current Report on Form 8-K filed March 11, 2013 and are incorporated herein by reference.

On March 28, 2013, the Company issued a press release announcing the consummation of the Plan and the Company’s emergence from Chapter 11 of the Bankruptcy Code. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)                             Exhibits

99.1                        Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET INTERACTIVE CORPORATION

Date: April 5, 2013	By	/s/ Michael Ribero
Michael Ribero
	Its	Chief Executive Officer